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                                                                    Exhibit 3.16

                   Bylaws of Marketing Control Services, Inc.

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                                     BYLAWS

                                       OF

                        MARKETING CONTROL SERVICES, INC.

                            (a Virginia corporation)

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                                    ARTICLE I

                                  SHAREHOLDERS

          1. SHARE CERTIFICATES. Certificates evidencing fully-paid shares of the corporation shall set forth thereon the statements prescribed by Section 13.1-647 of the Virginia Stock Corporation Act ("Stock Corporation Act") and by any other applicable provision of law, shall be signed by any two of the following officers: the President, a Vice-President, the Secretary, an Assistant Secretary, the Treasurer, an Assistant Treasurer, or any two officers designated by the Board of Directors, and may bear the corporate seal or its facsimile. Any or all of the signatures upon a certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

          2. FRACTIONAL SHARES OR SCRIP. The corporation may, if authorized by the Board of Directors: issue fractions of a share or pay in money the value of fractions of a share; arrange for disposition of fractional shares by the shareholders; or issue scrip in registered or bearer form entitling the bolder to receive a full share upon surrendering enough scrip to equal a full share. Each certificate representing scrip shall be conspicuously labeled "Scrip" and shall contain the information required by subsection B of Section 13.1-647 of the Stock Corporation Act. The holder of a fractional share is entitled to exercise the rights of a shareholder, including the right to vote, to receive dividends, and to participate in the assets of the corporation upon dissolution. The holder of scrip is not entitled to any of these rights unless the scrip provides for them. The Board of Directors may authorize the issuance of scrip subject to any conditions considered desirable. When the corporation is to pay in money the value of fractions of a share, such value shall be determined by the Board of Directors. A good faith judgment of the Board of Directors as to the value of a fractional share is conclusive.

          3. SHARE TRANSFERS. Upon compliance with any provisions restricting the transferability of shares that may be set forth in the articles of incorporation, these Bylaws, or any written agreement in respect thereof, transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by

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power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, if any. Except as may be otherwise provided by law, the person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the corporation, shall be so expressed in the entry of transfer.

          4. RECORD DATE FOR SHAREHOLDERS. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days before the meeting or action requiring such determination of shareholders. If not otherwise fixed, the record date is the close of business on the day before the effective date of notice to shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.

          5. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "shareholder" or "shareholders" refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the articles of incorporation confer such rights where there are two or more classes or series of shares or upon which or upon whom the Stock Corporation Act confers such rights notwithstanding that the articles of incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

          6. SHAREHOLDER MEETINGS.

          - TIME. The annual meeting shall be held on the date fixed from time to time by the directors. A special meeting shall be held on the date fixed from time to time by the directors except when the Stock Corporation Act confers the right to call a special meeting upon the shareholders.

          - PLACE. Annual meetings and special meetings shall be held at such place in or out of the Commonwealth of Virginia as the directors shall from time to time fix.

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          - CALL. Annual meetings may be called by the directors or the Chairman of the Board of Directors, the President, or the Secretary or by any officer instructed by the directors or the President to call the meeting. Special meetings may be called in like manner.

          - NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE. A corporation shall notify shareholders of each annual and special shareholders' meeting. Such notice shall be given no less than ten nor more than sixty days before the meeting date except that notice of a shareholders' meeting to act on an amendment of the articles of incorporation, a plan of merger or share exchange, a proposed sale of assets pursuant to Section 13.1-724 of the Stock Corporation Act, or the dissolution of the corporation shall be given not less than twenty-five nor more than sixty days before the meeting date. Unless the Stock Corporation Act or the articles of incorporation require otherwise, notice of an annual meeting need not state the purpose for which the meeting is called. Notice of a special meeting shall state the purpose for which the meeting is called. Notwithstanding the foregoing, no notice of a shareholders' meeting need be given to a shareholder in any instance in which Section 13.1-658 of the Stock Corporation Act so provides. A shareholder may waive any notice required by the Stock Corporation Act, the articles of incorporation or the Bylaws before or after the time and date of the meeting that is the subject of such notice. The waiver shall be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Secretary of the corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. The term "notice" as used in this paragraph shall mean notice in writing as prescribed by Section 13.1-610 of the Stock Corporation Act.

          - VOTING LIST. The officer or agent having charge of the share transfer books of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. The list shall be arranged by voting group and within each voting group by class or series. For a period of ten days prior to such meeting, the list of shareholders shall be kept on file at the registered office of the corporation or at its principal office or at the office of its transfer agent or registrar and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof. The original share transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

          - CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of

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the Board, if any the Vice-Chairman of the Board, if any, the President, a
Vice-President, if any, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.

          - PROXY REPRESENTATION. A shareholder may appoint a proxy to vote or otherwise act for him, either personally or by his attorney-in-fact pursuant to the provisions of Section 13.1-663 of the Stock Corporation Act. An appointment is valid for eleven months, unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

          - SHARES HELD BY NOMINEES. The corporation may establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the corporation as the shareholder. The extent of this recognition may be determined in the procedure.

          - QUORUM. Unless the articles of incorporation or the Stock Corporation Act provides otherwise, a majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting.

          - VOTING. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or the Stock Corporation Act provides otherwise.

          7. ACTION WITHOUT MEETING. Action required or permitted by the Stock Corporation Act to be taken at a shareholders' meeting maybe taken without a meeting and without action by the Board of Directors if the action is taken by all the shareholders entitled to vote on the action. The action shall be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action, and delivered to the Secretary of the corporation for inclusion in the minutes or filing with the corporate records. Any action taken by unanimous written consent shall be effective according to its terms when all consents are in the possession of the corporation. Action taken under this paragraph is effective as of the date specified therein provided the consent states the date of execution by each shareholder.

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                                   ARTICLE II

                               BOARD OF DIRECTORS

          1. FUNCTIONS GENERALLY - COMPENSATION. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, a Board of Directors. The Board may fix the compensation of directors.

          2. QUALIFICATIONS AND NUMBER. A director need not be a shareholder, a citizen of the United States, or a resident of the Commonwealth of Virginia. The initial Board of Directors shall consist of two persons, which is the number of directors stated in the articles of incorporation, and which shall be the number of directors until changed. Thereafter, the number of directors shall not be less than two(2) nor more than five (5). The number of directors may be fixed or changed from time to time, within such minimum and maximum, by the shareholders or by the Board of Directors. If not so fixed, the number shall be two. After shares are issued, only the shareholders of the corporation may change the range for the size of the Board of Directors or change from a fixed to a variable-range size board or vice versa. A decrease in the number of directors does not shorten an incumbent director's term. The number of directors shall never be less than one.

          3. TERMS AND VACANCIES. The terms of the initial directors of the corporation expire at the first shareholders' meeting at which directors are elected. The terms of all other directors expire at the next annual shareholders' meeting following their election. A decrease in the number of directors does not shorten an incumbent director's term. The term of a director elected by the Board of Directors to fill a vacancy expires at the next shareholders' meeting at which directors are elected. Despite the expiration of a director's term, he continues to serve until his successor is elected and qualifies. If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, the shareholders or the Board of Directors may fill the vacancy; or if the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of the directors remaining in office.

          4. MEETINGS.

          - TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

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          - PLACE. The Board of Directors may hold regular or special meetings in or out of the Commonwealth of Virginia at such place as shall be fixed by the Board.

          - CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, of the President, or of a majority of the directors in office.

          - NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. Regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting. Written, or oral, notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting need not describe the purpose of the meeting. A director may waive any notice required by the Stock Corporation Act or by these Bylaws before or after the date and time stated in the notice, and such waiver shall be equivalent to the giving of such notice. A director's attendance at or participation in a meeting waives any required notice to him of the meeting unless the director at the beginning of the meeting or promptly upon his arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Except as hereinbefore provided, a waiver shall be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records.

          - QUORUM AND ACTION. A quorum of the Board of Directors consists of a majority of the number of directors specified in or fixed in accordance with these Bylaws. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors. Whenever the Stock Corporation Act requires the Board of Directors to take any action or to recommend or approve any proposed corporate act, such action, recommendation or approval shall not be required if the proposed action or corporate act is adopted by the unanimous consent of shareholders. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

          - CHAIRMAN OF THE MEETING. Meetings of the Board of Directors shall be presided over by the following directors in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, or any other director chosen by the Board.

          5. REMOVAL OF DIRECTORS. The shareholders may remove one or more directors with or without cause pursuant to the provisions of Section 13.1-680 of the Stock Corporation Act.

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          6. COMMITTEES. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee may have two or more members, who serve at the pleasure of the Board of Directors. The creation of a committee and the appointment of members to it shall be approved by the greater number of (a) a majority of all the directors in office when the action is taken, or (b) the number of directors required by the articles of incorporation or these Bylaws to take action under the provisions of Section 13.1-688 of the Stock Corporation Act. The provisions of Sections 13.1-684 through 13.1-688 of the Stock Corporation Act, which govern meetings, action without meetings, notice, and waiver of notice, apply to committees and their members as well. To the extent specified by the Board of Directors or these Bylaws, each committee may exercise the authority of the Board of Directors except such authority as may not be delegated under the Stock Corporation Act.

          7. ACTION WITHOUT MEETING. Action required or permitted by the Stock Corporation Act to be taken at a Board of Directors' meeting may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one or more written consents stating the action taken, signed by each director either before or after the action taken, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this paragraph is effective when the last director signs the consent unless the consent specifies a different effective date, in which event the action taken is effective as of the date specified therein provided the consent states the date of execution by each director.

                                   ARTICLE III

                                    OFFICERS

          The corporation shall have a President, and a Secretary, and such other officers as may be deemed necessary, each or any of whom may be elected or appointed by the directors or may be chosen in such manner as the directors shall determine. The same individual may simultaneously hold more than one office in the corporation.

          Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been elected and qualified.

          Each officer of the corporation has the authority and shall perform the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers; provided, that the Secretary shall have the responsibility for preparing and maintaining custody of minutes of the directors' and shareholders' meetings and for authenticating records of the corporation.

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          The Board of Directors may remove any officer at any time with or without cause.

                                   ARTICLE IV

                           REGISTERED OFFICE AND AGENT

          The address of the initial registered office of the corporation and the name of the initial registered agent of the corporation are set forth in the original articles of incorporation.

                                   ARTICLE V

                                 CORPORATE SEAL

          The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require.

                                   ARTICLE VI

                                   FISCAL YEAR

          The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                   ARTICLE VII

                               CONTROL OVER BYLAWS

          The power to alter, amend, and repeal the Bylaws and to make new Bylaws shall be vested in the Board of Directors, but Bylaws made by the Board of Directors may be repealed or changed, and new Bylaws made, by the shareholders, and the shareholders may prescribe that any Bylaw made by them shall not be altered, amended, or repealed by the directors.

          I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the Bylaws of Marketing Control Services, Inc., a corporation of the Commonwealth of Virginia, as in effect on the date hereof.

          WITNESS my hand and the seal of the corporation.

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Dated: July 21, 2003.


                                        /s/ Kevin Weimerskirch
                                        ----------------------------------------
                                        Kevin Weimerskirch, Secretary

(SEAL)